UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 28, 2024
Star Equity Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Series C Participating Preferred Stock, par value $0.0001 per share Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Asset Purchase Agreement
On June 28, 2024, in connection with the acquisition by Star Equity Holdings, Inc. (the “Company”) of substantially all of the assets used in the business of Timber Technologies, Inc. (“Seller”) which closed on May 17, 2024, Timber Properties, LLC (“Timber Properties”), an affiliate of the Seller, sold to 106 Bremer, LLC, a wholly-owned subsidiary of the Company (“106 Bremer”), all of Timber Properties’ Owned Real Property (as defined in the Asset Purchase Agreement) pursuant to a Real Estate Sales Agreement for $3.0 million plus closing costs.
The foregoing description of the Purchase Agreement and Real Estate Sales Agreement does not purport to be complete and are subject to and qualified in their entirety by the full text of the Purchase Agreement and Real Estate Sales Agreement, copies of which were filed as Exhibits 10.1 and 10.5, respectively, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2024.
Mortgage and Promissory Note
In connection with the purchase of the Owned Real Property, on June 28, 2024, 106 Bremer issued a Promissory Note in the principal amount of $3.0 million (the “TT Property Note”) secured by a Mortgage (the “TT Property Mortgage”) on the Owned Real Property to Timber Properties. All borrowings under the TT Property Note bear interest at 7.50%, with interest payable quarterly and the outstanding principal balance payable on June 29, 2034 (the “Maturity Date”).
The TT Property Note and TT Property Mortgage contain events of default and other provisions customary for financings of this type. The occurrence of any event of default under the TT Property Note may result in the obligations of 106 Bremer becoming immediately due and payable. The lien provided by the TT Property Mortgage is at all times subordinate to all obligations of the Bridgewater Loan Agreement dated as of May 17, 2024 by and between Star Equity Holdings, Inc. and Timber Technologies Solutions, Inc. and Bridgewater Bank (the “Bridgewater Loan”)
The foregoing description of the TT Property Note, does not purport to be complete and is qualified in its entirety by the text of the TT Property Note, a copy of which is filed as Exhibit 10.1 hereto, and incorporated into this Item 1.01 by reference.
The foregoing description of the TT Property Mortgage, does not purport to be complete and is qualified in its entirety by the text of the TT Property Mortgage, a copy of which is filed as Exhibit 10.2 hereto, and incorporated into this Item 1.01 by reference.
The foregoing description of the Bridgewater Loan, does not purport to be complete and is qualified in its entirety by the terms and conditions of the Bridgewater Loan, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2024.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

10.1	Promissory Note Secured By Mortgage dated June 28, 2024, by and among Timber Technologies, LLC and 106 Bremer Ave, LLC.
10.2	Mortgage dated June 28, 2024, by and among Timber Technologies, LLC and 106 Bremer Ave, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer
Date:     July 3, 2024